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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                                 MEDIA CONTACT:
                                                 ALAN ADELSON
                                                 2500 QUANTUM LAKES DRIVE
                                                 SUITE #1000
                                                 BOYNTON BEACH, FLORIDA 33426
                                                 561-742-5000

               CEO PROVIDES UPDATE ON STRATEGIC FRAMEWORK PROGRESS
                    MAJOR MILESTONES ACHIEVED AS PLAN UNFOLDS

Today, June 12, 2002, CyberCare, Inc. (NASDAQ - CYBR), President and CEO Joe Forte provided the following open letter to shareowners updating the March 20th announced strategic framework and path forward for the company.

Dear Shareowners:

We are at the point in time and progress where an update to our shareowners is appropriate. This letter will provide a deeper understanding of our strategy and its elements. We are very pleased with our progress to date. A number of tough operational decisions have been made. Others, which may be unpopular, will also be made for the preservation and viability of the company. Our recent achievements are both important and sizeable when considered against the baseline from which we started. However, our continued viability will be based on our ability to reach our goals and obtain the funding required to operate and grow.

We are monitoring and understand the significance of our share price. Our primary focus is making the overall business healthy. By returning the focus of the business to the business we believe we will advance the overall value to our shareowners. We have filed with NASDAQ for the appropriate extensions and listing alternatives.

During the last four months we have embarked on executing a revised business plan; eliminating legacy issues; improved the balance sheet; growing revenue; increasing earnings for the services segment and the overall corporation; and securing specific sales and revenue goals within the technology division.

We understand the significance of generating revenue as a corporation and within each operating entity. While generating revenue is important, it is more important that we focus on generating profitable revenue. We must strive to continue to improve gross margins and cash flow. In that regard, we are pleased with the renewed focus on the services business. As reported in our May 15th press release, overall revenue, excluding a recent subsidiary disposal, increased by 28% year over year. Collections are at an all time high for the services businesses and losses in the technology division were reduced by 32.8%. We intend to further reduce our losses in the second quarter and throughout the balance of the year and we will continue to drive revenue in services and build


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a foundation in the technology area. In the technology area we have several significant customers in the process of finalizing their commitments for our Electronic HouseCall(R) family of products on a global basis. Although customer commitments and orders will not be announced prematurely, once they are finalized, we will announce the specifics, as appropriate. Our investments in Canada and Asia are beginning to yield true returns. We have added several new professional sales and marketing resources, and eliminated underperforming personnel.

We have aligned many of the resources and costs within the company according to the appropriate cost center. Our first quarter results have shown some financial improvement and we expect continual improvement on an operational basis. However, it is imperative that our company be recognized for its elements and for its entirety. We are a holding company which includes a services business and a technology business.

We continue to address financial, legal and operational legacy issues. Many of these legacy issues inhibit our ability to perform as desired on a financial basis. Progress has been made mitigating a number of outstanding payables and the class action suit and other legal liabilities are being resolved. We are addressing contractual issues involving former management and other employees and are taking aggressive steps in collecting various monies owed to the company.

Overall, our cost management plan has exceeded our expectations in immediacy and impact. We have reduced our burn rate by 75% from its high point a year ago and by 35% over the last 60 days. Our R&D efforts are highly focused and driven to areas which we believe will deliver true value added; providing sustained competitive advantage to our overall customer solutions. Our technology has been developed to a point of commercialization which has allowed us to reduce our R&D spending by 80% from just one year ago. We will continue to pursue, invest in, protect, leverage and expand our intellectual property, and patents, as we move forward with our business plan.

We have reinforced our relationships with strategic partners and taken steps to retain our rights in patented technology and other intellectual property. We have consolidated our people and resources, and are working with our landlords to reduce our current cost of space; subleasing as much as 70% of our total space no longer required for our immediate use. We have reduced the total number of employees in the corporation by approximately 30% since last year, a required action for the overall health of the company.

We are beginning to attract key individuals to assist in the rebuilding and reshaping of the company. Quality people will deliver quality results. We are building a sales and marketing group which clearly understand the value proposition of our offerings, can communicate that proposition effectively and understand the imperatives of closing business and driving customer relationships and satisfaction. We have several individuals who have committed to join our board of advisors and as we progress, our board of directors. These individuals bring outstanding business acumen and strong business and community relationships. They will assist in taking the company to the next level of strategic positioning.

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We are considering several strategic alternatives for the services business. We are exploring growth through organic and acquisition methods. Additionally, we are entertaining third party offers to purchase these businesses.

Our international business model is unfolding as planned. Our direct sales efforts established in Canada, Taiwan and China have resulted in initial sales. Our networked systems are deployed in multiple countries and our installed base is growing. We have engaged an investment banking firm in Europe to assist in finding a suitable strategic partner to license our technology and products in that region.

We will continue to reshape the corporation. We have engaged an investment banking company to work with us on our realignment and recapitalization plans. Our goal is to bring institutional investors back into our shareowner base. We must reduce current debt, minimize current dilution and restructure existing positions.

Much has already been done with much more to be accomplished. We are encouraged and excited about the prospects of the company, the growth of the services business, the expansion of the Electronic HouseCall(R) family of products, and our increasing customer base within the technology business globally.

Our recent exposure at the American Telehealth Association (ATA) annual trade conference and exhibition was a reinforcement that we are on target with our new product line. The number of leads and potential business opportunities are very encouraging. Our display booth clearly had among the significant initial and repeat traffic during the exhibition. We have renewed several strategic relationships and continue to renew market confidence in the company. With this increasing credibility and confidence, we believe our ability to drive future revenues will also increase.

Even with such encouraging signs, the ongoing viability of the company will be based on our continuing ability to effectively execute on all levels. The management team is committed, the organization is committed and we believe we can raise the necessary capital from investors, although this cannot be assured. As each of the three pillars delivers on their respective responsibilities and commitments, the company will continue to move forward. If any of these three falters, our continued viability will be seriously compromised. Management is fully prepared and continues to review all alternatives to preserve the business operation.

We will be announcing shortly the date of this year's annual shareowners meeting. The execution of our plan will provide an exciting re-launch of the company. Thank you for your continued support and confidence.



                                                Kindest Regards,

                                                      JOE


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ABOUT CYBERCARE, INC.

CyberCare, Inc. is a holding company, which is primarily composed of a services business comprising both a physical therapy and rehabilitation business and a pharmacy business, and a healthcare technology solutions business. Our overall goal is to improve the delivery and quality of healthcare for patients while adding incremental value to our customers' clinical and business processes. Our physical therapy and rehabilitation business operates clinics throughout the State of Florida. Its caring staff of clinicians and therapists compliment traditional primary care, orthopedic and neurological physician services and serves a wide range of patients requiring physical and occupational therapy and other rehabilitation services. Our pharmacy business supports thousands of patients and residents in assisted living and other long-term care facilities located in Florida. It also is licensed for mail order distribution across all fifty states.

Our healthcare technology business utilizes its intellectual property, including patented technology, to deliver tele-health solutions addressing the entire continuum of care. It's Electronic HouseCall(R) (EHC(TM)) hardware and software technology focuses on the chronically ill, wellness management, compliance and wound care. The EHC(TM) family of products and services permit enhanced physician supervision and oversight and enable remote medical and wellness monitoring and real-time interactive communications between patients and caregivers. This is made possible through various monitoring devices, hardware and software applications and our ability to establish an interactive network across the health care continuum and among a community of users and providers. In combination with our customers' clinical and business processes, the Electronic HouseCall(R) system allows for effective and efficient data collection, integration and security, while successfully supporting case management and promoting personal participation and interaction. CyberCare, Inc. is headquartered in Boynton Beach, Florida. Visit our website at WWW.CYBERCARE.NET.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO RISKS ASSOCIATED WITH THE UNCERTAINTY OF FUTURE FINANCIAL RESULTS, ADDITIONAL FINANCING REQUIREMENTS, DEVELOPMENT OF NEW PRODUCTS, PRODUCT ACCEPTANCE AND EFFECTIVENESS, GOVERNMENT APPROVAL PROCESSES, THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, TECHNOLOGICAL CHANGES, THE EFFECT OF ECONOMIC CONDITIONS AND OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.